EXHIBIT 8.2

[MORRISON FOERSTER GRAPHIC]	555 WEST FIFTH STREET	MORRISON & FOERSTER LLP
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November 16, 2005
Inamed Corporation
5540 Ekwill Street
Santa Barbara, California 93111
Ladies and Gentlemen:
We have acted as tax counsel to Inamed Corporation (“Company”), a Delaware corporation, in connection with the proposed merger (the “Merger”) of Company with and into Masterpiece Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Medicis Pharmaceutical Corporation (“Parent”), a Delaware corporation, with Merger Sub surviving, pursuant to the Agreement and Plan of Merger, dated as of March 20, 2005 (the “Merger Agreement”), by and among Parent, Merger Sub and Company. This opinion is being furnished in connection with the proxy statement/prospectus (the “Proxy Statement/Prospectus”) with respect to the Merger which is included in the Registration Statement on Form S-4 of Parent (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it (or defined by cross-reference) in the Merger Agreement.
In rendering our opinion set forth below, we have examined and relied upon the accuracy and completeness (which we have neither investigated nor verified) of the facts, information, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the exhibits thereto, the Proxy Statement/Prospectus and such other documents and corporate records as we have deemed necessary or appropriate as a basis for our opinion.
In rendering our opinion set forth below, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Proxy Statement/Prospectus and that none of the terms or conditions contained therein will have been waived or modified in any respect prior to the Effective Time; (ii) the Merger will qualify as a statutory merger under relevant Delaware statutory law; (iii) the Proxy Statement/Prospectus and the Merger Agreement reflect all the material facts relating to the Merger, Parent, Company, and Merger Sub; and (iv) any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct and will continue to be true,

[MORRISON FOERSTER GRAPHIC]
Inamed Corporation
November 16, 2005

complete and correct at all times up to and including the Effective Time, in each case without such qualification. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties made by Parent and Company (including, without limitation, those set forth in the Merger Agreement and the Proxy Statement/Prospectus). Any material change or inaccuracy in the facts referred to, set forth or assumed herein, in the Merger Agreement or the Proxy Statement/Prospectus (giving effect to all events occurring subsequent to the Effective Time) may affect the conclusions stated herein.
We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.
In addition, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, our opinion is not binding on the IRS or a court and, accordingly, the IRS may assert a position contrary to our opinion and a court may agree with the IRS’ position. A material change in any of the authorities upon which our opinion is based could affect our conclusions stated herein.
No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.
Based upon and subject to the foregoing and the next two paragraphs below, and subject to the qualifications and limitations stated in the Registration Statement, we confirm to you that the discussion under the caption “The Merger - Material United States Federal Income Tax Consequences,” insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.
Except as expressly set forth above, we express no other opinion regarding the tax consequences of the Merger. This opinion is rendered only to you and is for your use in connection with the filing of the Registration Statement upon the understanding that we are not hereby assuming

[MORRISON FOERSTER GRAPHIC]
Inamed Corporation
November 16, 2005

professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent in each instance. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the captions “The Merger — Material United States Federal Income Tax Consequences,” “The Merger Agreement — Tax Treatment,” and “Additional Information — Legal Matters” in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ Morrison & Foerster LLP